                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.


                                          /s/ Joseph Decosimo and Company, PLL
                                          --------------------------------------
                                              Joseph Decosimo and Company, PLL

Cincinnati, Ohio

November 18, 1996